Exhibit 1.1
7,812,500 American Depositary Shares
CHARM COMMUNICATIONS INC.
Representing
15,625,000 Class A Ordinary Shares
(par value US$0.0001 per share)
FORM OF UNDERWRITING AGREEMENT
[•], 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
U.S.A.
As Representative of the Several Underwriters
Dear Sirs:
     1. Introductory. Charm Communications Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), agrees with the several underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the Underwriters 7,812,500 American Depositary Shares (the “ADSs”), representing 15,625,000 Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), of the Company. The aggregate of 7,812,500 ADSs representing 15,625,000 Class A Ordinary Shares to be sold by the Company is herein called the “Firm Securities”. The shareholder of the Company named in Schedule B hereto (the “Selling Shareholder”) also proposes to sell, severally, to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,171,875 additional ADSs representing 2,343,750 Class A Ordinary Shares (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Class A Ordinary Shares represented by the Firm Securities are herein called the “Firm Shares” and the Class A Ordinary Shares represented by the Optional Securities are herein called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”.
     The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of [•], 2010, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.
     As part of the offering contemplated by this Agreement, Piper Jaffray & Co (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 390,625 ADSs, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, the “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed ADSs”) will be sold by the Designated Underwriter pursuant to this Agreement at the initial public offering price, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and all other applicable laws, rules and regulations. Any Directed ADSs not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.
     2. Representations and Warranties of the Company, the Controlling Person and the Selling Shareholder. (a) Each of the Company and Mr. He Dang, Chairman of the Company’s Board of Directors, Chief Executive Officer and the controlling person of the Company (the “Controlling Person”), jointly and severally, represents and warrants to, and agrees with, each Underwriter that:
     (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-165987) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement and all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Additional Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means [•][a/p].m. (New York City time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.

     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below), as evidenced by its being so specified in Schedule C to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     The Company has made available a “bona fide electronic road show”, as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission under the Act or the Exchange Act.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the Nasdaq Global Market (“Exchange Rules”).

     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (ii) Compliance with Securities Act Requirements. (A) (x) At their respective Effective Times, (y) on the date of this Agreement and (z) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (iii) Ineligible Issuer Status. (A) At the time of filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) the Company or any entity that at the time was a subsidiary (as defined in Rule 405) of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any of its predecessors in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated April 16, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representative and (B) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; and no order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectuses in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (vi) ADS Registration Statement. A registration statement on Form F-6 (File No. 333-166134) in respect of the ADSs, including the Offered Securities, has been filed with the Commission and has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being referred to as the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all respects, to the requirements of the Act and the Rules and Regulations and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (vii) Exchange Act Registration Statement. A registration statement on Form 8-A (File No. 001-34701) in respect of the registration of the Class A Ordinary Shares and the ADSs under the Exchange Act has been filed with the Commission and has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being referred to as the “Exchange Act Registration Statement”); and the Exchange Act

Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all respects, to the requirements of the Exchange Act and the Rules and Regulations and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (viii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, shareholders’ equity or prospects of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”) .
     (ix) Subsidiaries. Schedule D to this Agreement sets forth, as of the date of this Agreement, each subsidiary (as defined in Rule 405) and affiliated consolidated entity (each, an “Affiliated Consolidated Entity”) (as set forth in the section entitled “Our Corporate Structure” in the Statutory Prospectus contained in the General Disclosure Package and the Final Prospectus) of the Company and their respective jurisdiction of incorporation (each such subsidiary and Affiliated Consolidated Entity, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified would not result in a Material Adverse Effect; all of the issued and outstanding capital stock (or other equity interest) of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock (or other equity interest) of each Subsidiary owned by the Company, directly or through subsidiaries, or in the case of an Affiliated Consolidated Entity, by the Controlling Person and Ms. Qingmei Bai, directly or through intermediaries wholly owned by them, is owned free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package and the Final Prospectus.
     (x) Offered Securities. The Offered Securities and the Offered Shares and all other outstanding shares of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of the Company are and, when the Offered Securities and the Offered Shares to be sold by the Company have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Securities and the Offered Shares will have been, validly issued, fully paid and non-assessable and will conform to the information in the General Disclosure Package and to the description of such shares and such Offered Securities and Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities and the Offered Shares and none of the outstanding shares of the Company, including the Class A Ordinary Shares to be sold by the Selling Shareholder, have been issued in violation of any preemptive or similar rights of any security holder; the Offered

Securities and the Offered Shares to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims and will have been issued in compliance with all U.S. federal (“Federal”) and state securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on each Closing Date, the Depositary or its nominee, as the registered holder of the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of the Offered Shares or the Offered Securities under the laws of the Cayman Islands, the People’s Republic of China (“PRC”) or the United States, as the case may be; the Offered Shares may be freely deposited by the Company or the Selling Shareholder, as the case may be, with the Depositary or its nominee against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement.
     (xi) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xii) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, the “registration rights”) and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(a)(xii) hereof.
     (xiii) Listing. The Offered Securities and the Offered Shares have been approved for listing on the Nasdaq Global Market, subject to notice of issuance.
     (xiv) Absence of Further Requirements. No consent, approval or authorization from or order of, or filing, clearance, qualification or registration (a “Governmental Authorization”) with, any person (including any governmental agency or body, court or stock exchange authority) (a “Governmental Agency”) is required for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Offered Securities and the Offered Shares by the Company and the Selling Shareholder and the deposit of the Offered Shares with the Depositary against issuance of ADRs evidencing the ADSs, except such as have been obtained, or made and such as may be required under state securities laws. No Governmental Authorization from any Governmental Agency in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Directed ADSs under the laws and regulations of such jurisdiction except such as have been obtained or made.

     (xv) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and the Company and the Subsidiaries hold all leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. No material default (or event which with notice or passage of time, or both, would constitute a default) by the Company or any of the Subsidiaries has occurred and is continuing under any such lease.
     (xvi) Material Contracts. Neither the Company nor any of the Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statements and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any other party to any such contract or agreement.
     (xvii) No Violations. Neither the Company nor any of the Subsidiaries is (a) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, the British Virgin Islands and any other jurisdiction where it was incorporated or operates, or (b) in breach of or in default under any Governmental Authorization of any Governmental Agency in the PRC, the Cayman Islands, the British Virgin Islands or any other jurisdiction where it was incorporated or operates, except, in each case of (a) and (b), where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xviii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and the Deposit Agreement, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Offered Securities and the Offered Shares by the Company, the deposit of the Ordinary Shares with the Depositary, the issuance of the ADRs evidencing the ADSs and the listing of the Offered Securities on the Nasdaq Global Market do not and will not result in any breach or violation of (a) the provisions of the memorandum and articles of association or equivalent constituent document of the Company or any of the Subsidiaries; (b) any statute, rule or order of any Governmental Agency, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties; or (c) any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below), other than as disclosed in the General Disclosure Package and the Final Prospectus, under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject, except, in the case of (b) and (c), those that would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

     (xix) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective memorandum and articles of association or equivalent constituent document or in default (or with the giving of notice or lapse of time, or both, would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject, except such defaults that would not, individually or in the aggregate, result in Material Adverse Effect.
     (xx) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Controlling Person.
     (xxi) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered Securities against the deposit of the Offered Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.
     (xxii) Possession of Licenses and Permits. [Except as described in the General Disclosure Package and the Final Prospectus], the Company and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them; all the Licenses are in full force and effect and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated.
     (xxiv) Possession of Intellectual Property. The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, or presently employed by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (xxv) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Our Corporate Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, “Management”, “Principal and Selling Shareholders”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (xxvi) Ownership Structure and Contractual Arrangements. (A) (x) The ownership structure (the “Ownership Structure”) of each of the Affiliated Consolidated Entities, and (y) the contractual arrangements (the “Contractual Arrangements”) among Nanning Jetlong Technology Co., Ltd. (“Nanning Jetlong”), each of the Affiliated Consolidated Entities and the shareholders of each Affiliated Consolidated Entity, as described in the section entitled “Our Corporate Structure” in the Statutory Prospectus contained in the General Disclosure Package and the Final Prospectus, comply with all applicable PRC laws, rules and regulations, and neither the Ownership Structure nor the Contractual Arrangements violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations or have been challenged by any PRC Governmental Agency. There are no legal, arbitral, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or threatened or contemplated by any PRC Governmental Agency in respect of such Ownership Structure or Contractual Arrangements; and after the consummation of the offering, the Ownership Structure and the Contractual Arrangements will comply with all existing applicable PRC laws;
     (B) all Governmental Authorizations required under PRC laws, rules and regulations in connection with the Ownership Structure and the Contractual Arrangements have been duly granted, made or unconditionally obtained in writing and are in full force and effect and no such Governmental Authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed;
     (C) the business operations (the “Business Operations”) of Nanning Jetlong and the Affiliated Consolidated Entities, as described in the Statutory Prospectus contained in the General Disclosure Package and the Final Prospectus, comply with all applicable PRC laws, rules and regulations and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations; the Business Operations have not been challenged by any PRC Governmental Agency and there are no legal, arbitral, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or threatened or contemplated by any PRC Governmental Agency in respect of the Business Operations; and after the consummation of the offering, the Business Operations will comply with all existing applicable PRC laws;
     (D) each of Nanning Jetlong, the Affiliated Consolidated Entities and the shareholders of the Affiliated Consolidated Entities has full power and authority to enter into and perform its, his or her obligations under each contract comprising the Contractual Arrangements (each, a “Contract”) to which it, he or she is a party; and each of Nanning Jetlong and the Affiliated Consolidated Entities has taken all necessary corporate action to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered, each Contract to which it is a party; and each Contract constitutes a valid and legally binding obligation of each party to the Contracts under PRC laws, enforceable in accordance with its terms, except as disclosed in the Statutory Prospectus contained in the General Disclosure Package and the Final Prospectus, and subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
     (E) the execution and delivery by each of Nanning Jetlong, the Affiliated Consolidated Entities and the shareholders of each Affiliated Consolidated Entity of, and the performance of its, his or her obligations under, each Contract to which it, he or she is a party and the consummation of the transactions contemplated therein did not and will not (x) as to Nanning Jetlong and each of the Affiliated Consolidated Entities, result in any violation of the provisions of its articles of association, business license and other constituent documents; or (y) result in any violation of any PRC laws, rules or regulations; or (z) conflict with or result in a breach or violation of or constitute a default under arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over Nanning Jetlong, each of the Affiliated Consolidated Entities or any of the shareholders of the Affiliated Consolidated Entities, any agreement or instrument to which it, he or she is a party or which is binding on it, him or her or any of its, his or her properties or assets or to which any of its, his or her properties or assets is subject.
     (xxvii) Aegis Transaction. The contractual arrangements among the Company, Mr. He Dang, Merry Circle Trading Limited, Aegis Media Pacific Ltd., Honour Idea Limited, Chaview Investments Limited, Posterscope Advertising Limited, Media Port Holdings Limited, Posterscope (Hong Kong) Limited and Posterscope Advertising Limited (the “Aegis Transaction Arrangements”), as described in the Statutory Prospectus contained in the General Disclosure Package and the Final Prospectus (including, without limitation, the sections entitled “Our Corporate Structure” and “Related Party Transactions”), and each of the transactions contemplated by the Aegis Transaction Arrangements, comply with all applicable PRC laws, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws; the Aegis Transaction Arrangements have not been challenged by any PRC Governmental Agency, and there are no legal, arbitral, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or threatened or contemplated by any PRC Governmental Agency in respect of the Aegis Transaction Arrangements; and after the consummation of this offering, the Aegis Transaction Arrangements would not be challenged by any PRC Governmental Agency. Except as disclosed in the Statutory Prospectus contained in the General Disclosure Package and the Final Prospectus, each contract comprising the Aegis Transaction Arrangements is, and the Aegis Transaction Arrangements taken as a whole are, legal, valid, enforceable and admissible as evidence under the PRC laws and are binding on the persons expressed to be parties thereto.
     (xxviii) Other Share Issuances. Except as described in the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any shares of its capital stock prior to the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (xxix) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.
     (xxx) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, the Subsidiaries and the Company’s Board of Directors (the “Board”) (including the Audit Committee (the “Audit Committee”), the Compensation Committee and the Corporate Governance and Nominating Committee of the Board) are in compliance with Sarbanes-Oxley, the rules and regulations promulgated thereunder and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, the “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company and the Subsidiaries. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee in accordance with Exchange Rules. The Company has not received from its independent auditors with respect to, has not publicly disclosed or reported to the Audit Committee or the Board, and, within the 135 days following the date of this Agreement, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Initial Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with all applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.
     (xxxi) Absence of Accounting Issues. A member of the Board has confirmed to the Chief Financial Officer of the Company that, except as set forth in the General Disclosure Package and the Final Prospectus, the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.
     (xxxii) Litigation. There are no pending actions, suits or proceedings (including, to the best knowledge of the Company and the Controlling Person after due inquiry, any inquiries or investigations by any Governmental Agency, domestic or foreign) against or affecting the Controlling Person, the Company, any of its directors or officers, any of the Subsidiaries or any of their respective properties (A) that, if determined adversely to the Controlling Person, the Company, any of its directors or officers or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Controlling Person or the Company to perform its obligations under this Agreement or the Deposit Agreement, or that are otherwise material in the context of the sale of the Offered Securities, or (B) that are required to be described in the Registration Statements or the Statutory Prospectus contained in the General Disclosure Package or the Final Prospectus and are not so described; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency, domestic or foreign) are, to the best knowledge of the Company and the Controlling Person after due inquiry, threatened or contemplated.
     (xxxiii) Financial Statements. The audited consolidated financial statements and the related notes thereto included in each Registration Statement, the General Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations and present fairly the financial position of the Company and the Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis; the schedules included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.
     (xxxiv) Independent Auditors. Deloitte Touche Tohmatsu CPA Ltd., who has audited the financial statements filed with the Commission as part of the General Disclosure Package as of the Applicable Time and the Registration Statements, is an independent public accounting firm as required by the Act and the Rules and Regulations and is registered with, and is independent in accordance with the requirements of, the Public Company Accounting Oversight Board.
     (xxxv) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties, management, shareholders’ equity or prospects of the Company and the Subsidiaries, taken as a whole, that would have a Material Adverse Effect, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Subsidiaries, taken as a whole, (D) there has been no transaction by the Company any of the Subsidiaries that would have a Material Adverse Effect, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligation), incurred by the Company or any of the Subsidiaries that would have a Material Adverse Effect.
     (xxxvi) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

     (xxxvii) PFIC Status. The Company was not a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for 2010 or any subsequent taxable year.
     (xxxviii) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and any political subdivision thereof, (A) all dividends and other distributions declared and payable on the Offered Securities and the Offered Shares may be paid by the Company to holders thereof in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of each such jurisdiction, and (B) all such payments made to holders thereof or therein who are non-residents of any of such jurisdictions will not be subject to income, withholding or other taxes under laws and regulations of, and will otherwise be free and clear of any other tax, duty, withholding or deduction in, each such jurisdiction, without the necessity of obtaining any Governmental Authorization in any such jurisdiction or any political subdivision or taxing authority thereof or therein.
     (xxxix) Compliance Relating to Directed Share Program. Each Registration Statement, any Statutory Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus complied or comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program.
     (xl) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the intent to unlawfully influence (A) a client or business partner of the Company, including a television station, to alter the client’s or the business partner’s level or type of business with the Company or any of the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company, any of the Subsidiaries, or their business.
     (xli) Business Practices. None of the Company and the Subsidiaries, their respective officers or directors or, to the knowledge of the Company, their respective employees, representatives, consultants or agents or other persons associated with or acting on behalf of the Company or any Subsidiary has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Governmental Official (as defined below) or his or her relative or related person, with the intent or purpose of: (w) influencing any act or decision of such Governmental Official in his or her official capacity, (x) inducing such Governmental Official to do or omit to do any act in violation of the lawful duty of such Governmental Official, (y) securing any improper advantage for the Company or any of the Subsidiaries, or (z) inducing such Governmental Official to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person. None of the Company and the Subsidiaries, their respective officers or directors or, to the knowledge of the Company, their respective employees, representatives, consultants or agents or other persons associated with or acting on behalf of the Company or any Subsidiary has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the preceding sentence to a Governmental Officials or his or her relative or related person in violation of anti-bribery laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope.
     As used in this subsection and elsewhere in this Agreement, “Governmental Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his or her employee, or (D) any employee or official of an international organization. For the avoidance of doubt, the term “Governmental Official” shall include any employee or official of a television station owned or controlled by a government.
     (xlii) Sanctioned Activities. (A) None of the Company, the Subsidiaries or their respective officers or directors or, to the knowledge of the Company, their respective employees, representatives, consultants or agents does business with, invests in, sponsors, provides assistance or support to, or engages in any other transactions with, any Person (as defined below) of or located in any country, or with any other Person, targeted by (i) any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), including any Person appearing on OFAC’s List of Specially Designated Nationals and Blocked Persons, as amended from time to time (the “SDN List”) (the “OFAC Sanctions”), or (ii) any of the economic sanctions that may be adopted by resolution of the United Nations Security Council or imposed by the government authorities of other relevant countries or jurisdictions (together with the OFAC Sanctions, collectively, the “Sanctions”); (B) none of the Company or the Subsidiaries is owned or controlled (within the meaning of the regulations promulgating any Sanctions or the laws authorizing such promulgation) by any Person that is targeted by the Sanctions; and (C) the proceeds from the offering of the Offered Securities will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to fund, finance or make any payments to any Person, targeted by the Sanctions.
     As used in this Agreement, “Person” means individual, Governmental Agency, corporation, partnership, joint venture, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, unincorporated organization or other enterprise or entity.
     (xliii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Agency involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or threatened.
     (xliv) Taxes. The Company and the Subsidiaries have filed all tax returns, reports and filings that are required to be filed or have requested extensions thereof and all such returns, reports and filings are accurate and on a proper basis in all material respects and are not the subject of any dispute with the relevant tax, revenue or other authorities except as may be being contested in good faith and by appropriate proceedings; the Company and the Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them; and neither the Company nor any of the Subsidiaries has received notice of any tax deficiency with respect to the Company or any of the Subsidiaries.
     (xlv) Insurance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.
     (xlvi) Related Party Transactions. There are no material relationships or transactions within the past three years between the Company or any Subsidiary on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the General Disclosure Package and the Final Prospectus.
     (xlvii) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Statutory Prospectus contained in the Registration Statement, General Disclosure Package and the Final Prospectus accurately and fully describes all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Off-Balance Sheet Commitments and Arrangements” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes in all material respects all off-balance sheet transactions, arrangements and obligations of the Company and the Subsidiaries.
     (xlviii) Stabilization. None of the Company, the Subsidiaries or their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.
     (xlix) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405.
     (l) No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package and the Final Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, the Cayman Islands and elsewhere by or on behalf of the Underwriters in connection with (A) the issuance, sale and delivery of the Offered Shares by the Company and the Selling Shareholder, the issuance of the Offered Securities by the Depositary and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit of the

Offered Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) against the issuance of ADRs evidencing the Offered Securities and the issuance and delivery of the ADRs evidencing the Offered Securities, or (D) the execution and delivery of this Agreement or the Deposit Agreement.
     (li) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any Governmental Authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder; and (B) this Agreement is in proper form under the laws of the PRC for the enforcement thereof against the Controlling Person in accordance with the laws of the PRC and to ensure the legality, validity, enforceability or admissibility into evidence in such jurisdiction of this Agreement, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority in the PRC or that any stamp duty or similar tax be paid on or in respect of this Agreement or any other document to be furnished hereunder in the PRC.
     (lii) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof and Section 19 of the Deposit Agreement.
     (liii) Enforceability of Civil Liabilities. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court. Under the laws of the PRC, the choice of law provisions set forth in Section 16 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court arising out of or in relation to the obligations of the Company and the Controlling Person under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.
     (liv) No Immunity. None of the Company, the Controlling Person, the Subsidiaries, and any of their respective properties, assets or revenues is entitled to any right of immunity under Cayman Islands, British Virgin Islands, Hong Kong, PRC or New York law, on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, British Virgin Islands, Hong Kong or PRC courts or any New York Court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, the Controlling Person, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, the Controlling Person and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 hereof.
     (lv) No Personal Liability. No holder of any of the Offered Shares or the Offered Securities after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company solely by virtue of its holding of any such Offered Shares or Offered Securities; and except as set forth in the General Disclosure Package and the Final Prospectus, there are no limitations on the rights of holders of the Class A Ordinary Shares or the ADSs to hold, vote or transfer their securities.
     (lvi) Rights of ADR Holders. Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.
     (lvii) Exhibits. There are no statutes, regulations or contracts or other documents required under the Act to be filed as exhibits to the Registration Statements and no legal or governmental proceedings, contracts or other documents required under the Act to be described in the Registration Statements, the General Disclosure Package and the Final Prospectus that are not so filed or described.
     (lviii) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Statutory Prospectus included in the General Disclosure Package and the Final Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (the “Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Board and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package and the Final Prospectus and have consulted with the Company’s legal advisers and independent public accountants with respect to such disclosure.
     (lix) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any Statutory Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.
     (lx) Employee Benefits. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary or to any other person; the Company and the Subsidiaries are in compliance with all applicable laws relating to employee benefits.
     (lxi) No Broker-Dealer Affiliation. There are no affiliations or associations between any member of the FINRA and the Company or the Subsidiaries, or between any member of the FINRA and any of the officers or directors of the Company or the Subsidiaries, or holders of 5% or greater of the securities of the Company.
     (lxii) SAFE Compliance. The Company has taken all reasonable steps to comply with and to ensure compliance by all of the Company’s shareholders and option holders who are PRC residents or citizens with any applicable rules and regulations (the “SAFE Rules and Regulations”) of the PRC State Administration of Foreign Exchange (the “SAFE”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (lxiii) Lock-Up Agreement. Each officer, director, director appointee and shareholder of the Company as listed in Schedule F (each, a “Lock-Up Party”) has furnished to the Representative, prior to the date of this Agreement, a duly executed letter or letters, substantially in the form of Exhibit A hereto (each such letter, a “Lock-Up Agreement”).
     (lxiv) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company or any of the Subsidiaries or by the Controlling Person and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement or the Deposit Agreement shall constitute a representation and warranty hereunder by the Company or the Controlling Person, as to matters covered thereby, to each Underwriter.
     (lxv) M&A Rules. Each of the Company and each of the Company’s directors and officers that signed a Registration Statement is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the PRC Ministry of Commerce, the PRC State-Owned Assets Supervision and Administration Commission, the PRC State Tax Administration, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the SAFE on August 8, 2006 (the “M&A Rules”), including the relevant provisions thereof that purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors and officers that signed a Registration Statement and each of such directors and officers has confirmed that he or she understands such legal advice.
     The issuance and sale of the Offered Securities and the Offered Shares, the listing and trading of the Offered Securities on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement , the Custody Agreement (as defined below) and the Power of Attorney (as defined below) are not and will not be, as of the date hereof and on each Closing Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).
     As of the date of the Statutory Prospectus contained in the General Disclosure Package and as of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities and the Offered Shares, the listing and trading of the Offered Securities on the Nasdaq Global Market or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Custody Agreement or the Power of Attorney.
     (b) The Selling Shareholder, represents and warrants to, and agrees with, each Underwriter that:
     (i) Due Organization. Such Selling Shareholder has been duly organized and is validly existing and in good standing as a company in its jurisdiction of formation.
     (ii) Title to Securities. Such Selling Shareholder has, and on each Closing Date, will have (A) good and marketable title to the Offered Shares to be delivered by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims and (B) full right, power and authority to effect the sale and delivery of the Offered Securities contemplated by this Agreement; and, upon delivery of the Offered Securities and payment therefor pursuant hereto, good and valid title to such Offered Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.
     (iii) Accurate Disclosure. The Registration Statements, the General Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectuses, as they relate to such Selling Shareholder, in each case do not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Shareholder is not prompted to sell the Offered Securities to be sold by such Selling Shareholder hereunder by any material information concerning the Company or any of the Subsidiaries which is not set forth in the General Disclosure Package and the Final Prospectus.
     (iv) Selling Shareholder Questionnaire. The selling shareholder questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Class A Ordinary Shares such Selling Shareholder has elected to sell in this offering (the “Questionnaire”), completed by such Selling Shareholder and submitted to the Company by facsimile on or before [•] and by mail on or before [•], does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Class A Ordinary Shares indicated in the Questionnaire is valid and binding on such Selling Shareholder.
     (v) Custody Agreement. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, and the custody agreement in the form set forth in Annex I attached hereto (the “Custody Agreement”) signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to, among others, the deposit of the Offered Shares to be sold by such Selling Shareholder in connection with the offer and sale of the Offered Securities contemplated herein, and to perform its obligations under such agreements.
     (vi) Power-of-Attorney. The power of attorney (the “Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the General Disclosure Package and the Final Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.
     (vii) Authorization of Agreements. Each of this Agreement, the Power of Attorney and the Custody Agreement in connection with the offer and sale of the Offered Securities contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder.
     (viii) Absence of Further Requirements. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement, the consummation by such Selling Shareholder of the transactions herein and therein contemplated and the fulfillment by such Selling Shareholder of the terms hereof and thereof will not require any Governmental Authorization (except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States).
     (ix) Shares Freely Depositable and Transferable. The Offered Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Offered Shares so deposited by such Selling Shareholder. Such Offered Shares deposited by such Selling Shareholder are freely transferable by such Selling Shareholder to or for the account of the several Underwriters and there are no restrictions on subsequent transfers of such Offered Shares.
     (x) No Conflicting Obligations. The Class A Ordinary Shares to be sold by such Selling Shareholder hereunder is subject to the interest of the Underwriters and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law or the occurrence of any other event.

     (xi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, (a) any statute, rule or order of any Governmental Agency, domestic or foreign, having jurisdiction over such Selling Shareholder or any properties of such Selling Shareholder, (b) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or (c) the memorandum and articles of association or equivalent constituent documents of such Selling Shareholder that is a corporation or the constituent documents of such Selling Shareholder that is not a natural person or a corporation, except for any such conflict, breach, violation, default or imposition that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.
     (xii) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.
     (xiii) No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of the FINRA and none of the proceeds received by such Selling Shareholder from the sale of the Offered Shares and the Offered Securities to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with”, as such terms are used in the rules of the FINRA) such member.
     (xiv) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering Contemplated by this Agreement.
     (xv) No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Offered Shares by such Selling Shareholder, the issuance of the Offered Securities by the Depositary and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to the purchasers thereof, (C) the deposit by such Selling Shareholder of the Offered Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered Securities, or (D) the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement.
     (xvi) No Withholding or Deduction. All amounts payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands, the British Virgin Islands or the PRC or any authority thereof or therein (as relevant to such Selling Shareholder), nor are any taxes imposed in any of such jurisdictions on, or by virtue of the execution of this Agreement or the sale and delivery of the Offered Shares and the Offered Securities.
     (xvii) No Other Marketing Documents. Such Selling Shareholder has not offered or sold any Offered Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares and the Offered Securities, in each case other than the then most recent Statutory Prospectus; and such Selling Shareholder shall not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Shares by such Selling Shareholder, including any free writing prospectus.
     (xviii) No Registration Rights. Other than as disclosed in the most recent Statutory Prospectus, such Selling Shareholder does not have any registration rights and such Selling Shareholder has agreed not to exercise any such rights until after the expiration of the Lock-Up Period referred to in Section 5(a)(xii) hereof .
     (xix) No Pre-Emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company.
     (xx) Compliance with Internal Policies. The sale of the Offered Shares by such Selling Shareholder does not violate any of the Company’s internal policies regarding the sale of shares by its affiliates.
     (xxi) Business Practices. Neither such Selling Shareholder nor any of its officers, employees, directors, representatives, consultants, agents or any other person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Governmental Official, with the intent or purpose of (i) influencing any act or decision of such Governmental Official in his or her official capacity, (ii) inducing such Governmental Official to do or omit to do any act in violation of the lawful duty of such Governmental Official, (iii) securing any improper advantage, or (iv) inducing such Governmental Official to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither such Selling Shareholder nor any of its officers, employees, directors, representatives, consultants, agents or any other person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the preceding sentence to a Governmental Officials in violation of anti-bribery laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, or any other law, rule or regulation of similar purpose and scope under U.S. Federal, Cayman Islands, or PRC law.
     (xxii) Sanctioned Activities. (A) Neither such Selling Shareholder nor any of its officers, employees, directors, representatives, consultants, agents or any other person acting on behalf of such Selling Shareholder does business with, invests in, sponsors, provides assistance or support to, or engages in any other transactions with, any Person of or located in any country, or with any other Person, targeted by (i) any OFAC Sanctions, or (ii) any of the other Sanctions; (B) such Selling Shareholder is not owned or controlled (within the meaning of the regulations promulgating any Sanctions or the laws authorizing such promulgation) by any Person that is targeted by the Sanctions; and (C) the proceeds from the offering received by such Selling Shareholder will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to fund, finance or make any payments to any Person, targeted by the Sanctions.
     (xxiii) Anti-Money Laundering Laws. Each of such Selling Shareholder, its subsidiaries and any of their respective officers and executive directors, and each of their respective affiliates, supervisors, managers, agents and employees, as applicable, has not violated, and such Selling Shareholder’s participation in the offering contemplated by this Agreement will not violate, any Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Agency or any arbitrator involving such Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or threatened. Such Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.
     (xxiv) Validity of Choice of Law. The choice of law set forth in Section 16 hereof as the governing law of this Agreement is a valid choice of law and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, the British Virgin Islands and the PRC (as relevant to such Selling Shareholder). The courts of any such jurisdiction will recognize as a valid judgment, a final and conclusive judgment in personam obtained in U.S. courts against such Selling Shareholder based upon this Agreement.
     (xxv) No Immunity. Neither such Selling Shareholder nor its properties, assets or revenues has any right of immunity under the laws of the State of New York, the Cayman Islands, the British Virgin Islands and the PRC (as relevant to such Selling Shareholder), on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands or British Virgin Islands courts (as relevant to such Selling Shareholder ) or any New York Court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement , the Power of Attorney and the Custody Agreement; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 hereof.
     (xxvi) Representation of Officer and/or Director. Any certificate signed by any officer or director of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     3. Purchase, Sale and Delivery of Offered Securities. (a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the

Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[•] per ADS, the number of Firm Securities (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Securities to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule A attached hereto and the denominator of which is the aggregate number of Firm Securities to be purchased by all of the Underwriters from the Company hereunder.
     The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters through the facilities of the Depository Trust Company (“DTC”) in a form reasonably acceptable to the Representative against payment of the purchase price by or on behalf of the Underwriters in U.S. Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at [9:00] a.m., New York City time, on [•], 2010 or at such other time not later than seven full Business Days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.
     (b) In addition, upon written notice from the Representative given to the Company and the Selling Shareholder from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS to be paid for the Firm Securities. The Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A attached hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder. Such Optional Securities may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Shareholders.
     Executed transfer forms for the Offered Shares to be sold by the Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under a Custody Agreement made with the Company, as the Custodian. The Selling Shareholder agrees that the Class A Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholder under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are irrevocable and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full Business Days after written notice of election to purchase Optional Securities is given. The Company and the Selling Shareholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in U.S. Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company (for itself and as Custodian for the Selling Shareholder).
     The Underwriters shall deduct from the amount so payable to the Company and the Selling Shareholder pursuant to this Section 3 all expenses payable by the Company (and the Selling Shareholder, if applicable) to the Underwriters pursuant to Section 5(a)(viii) of this Agreement.
     The documents to be delivered on each Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offered Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 28th Floor, Nine Queen’s Road Central, Hong Kong (the “Closing Location”) at [8:00] p.m., Hong Kong time, on each Closing Date. A meeting will be held at the Closing Location at [4:00] p.m., Hong Kong time, on the Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, Beijing or Hong Kong are generally authorized or obligated by law or executive order to close.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company and the Selling Shareholder. (a) The Company agrees with the several Underwriters that:
     (i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the 15th business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.
     (ii) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement, any ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement, any ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, any ADS Registration Statement or any Exchange Act Registration Statement, for any supplement to any Statutory Prospectus (or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement or the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Final Prospectus relating to the Offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (v) Furnishing of Prospectuses. The Company will furnish to the Representative copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and all amendments and supplements thereto and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements thereto, in each case in such quantities as the Representative requests. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York City time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.
     (vii) Reporting Requirements. During the period of five years hereafter, the Company, upon request, will furnish to the Representative and each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (A) as soon as available, a copy of each report and any definitive proxy statement of the Company, if any, filed with the Commission under the Exchange Act or mailed to shareholders and (B) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Representative or other Underwriters.
     (viii) Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (including filing fees), fees and disbursements of the Company’s legal counsel, accountants and other advisors, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the Nasdaq Global Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, expenses incurred in preparing, printing and distributing preliminary prospectuses, any Issuer Free Writing Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, and expenses incurred for distributing (including electronic delivery of) any of the foregoing to investors or prospective investors (for the avoidance of doubt, the Company will not pay any costs and expenses paid or incurred by any Underwriters, other than those so paid or incurred by the Underwriters on behalf of the Company (and the Selling Shareholder, if applicable), relating to any “road show” in connection with the offering and sale of the Offered Securities). In addition to the foregoing, the Company will pay the Representative on behalf of the Underwriters on the First Closing Date the sum of US$200,000 as a non-accountable reimbursement of the expenses paid by the Underwriters on behalf of the Company (and the Selling Shareholder, if applicable), with respect to any “road show” in connection with this offering and sale of the Offered

Securities. Such amount shall be deducted from the purchase price for the Offered Securities set forth in Section 3 hereof.
     (ix) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus. The Company will not, directly or indirectly, use or facilitate the use of any of the proceeds from the sale of the Offered Securities contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by the Sanctions.
     (x) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Shares and the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event any withholding or deduction is required by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (xi) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, and will cause each of the Subsidiaries not to, directly or indirectly, take any of the following actions with respect to any ADSs or Class A Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Class A Ordinary Shares or any securities convertible into or exchangeable or exercisable for any of the ADSs or Class A Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Class A Ordinary Shares (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, whether any of these transactions are to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, in each case, without the prior written consent of the Representative.
     The foregoing shall not apply to (A) the Offered Securities and (B) the issuance of Class B ordinary shares, par value US$0.0001 per share, of the Company (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, collectively, the “Ordinary Shares”) upon the exercise of options granted pursuant to the existing 2008 share incentive plan of the Company described in the Registration Statement.
     The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up

Period, the Company announces that it will release earnings results or it becomes aware that material news about the Company will be announced or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results, announcement of material news or the occurrence of the material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     (xii) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the Nasdaq Global Market and maintain the listing of the Offered Securities on such stock exchange.
     (xiii) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.
     (xiv) No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (xv) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations and shall use reasonable efforts to cause its option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (xvi) D&O Insurance. Prior to the First Closing Date, the Company will have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.
     (xvii) Local Securities Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.
     (xviii) Transfer Restrictions. The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

     (xix) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account with DTC, pursuant to this Agreement, on the applicable Closing Date.
     (xx) Cayman Islands Approvals. The Company agrees (A) not to attempt to avoid any judgment obtained by it or denied to it relating to this offering in a court of competent jurisdiction outside the Cayman Islands other than contesting such judgment in good faith; (B) following the consummation of the offering of the Offered Securities, it will use its commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) it will use its commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
     (xxi) Compliance with Securities Laws. The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, Sarbanes-Oxley and will require the Company’s directors and officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, Sarbanes-Oxley.
     (xxii) Use of Trademarks, etc. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered Securities.
     (xxiii) Compliance with Rule 433. The Company will comply with Rule 433(d) (without reliance on Rule 164(b)) and with Rule 433(g).
     (xxiv) Issue of Press Releases. The Company will not, prior to the delivery of the Offered Securities on each Closing Date, issue any press release or other communication directly or indirectly and will hold no press conferences with respect to the Company or any of the Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of the Subsidiaries, or the offering or sale of the Offered Securities, without the Representative’s prior consent.
     (xxv) Use of Prospectus. The Company will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or Offered Securities, in each case other than the then most recent Statutory Prospectus.
     (xxvi) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.
     (xxvii) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed ADSs are offered in connection with the Directed Share Program.
     (b) The Selling Shareholder agrees with the several Underwriters that:
     (i) Payment of Expenses. Such Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (A) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered Securities by such Selling Shareholder to the Underwriters, (B) the fees and disbursements of its counsel and accountants and (C) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement.
     (ii) Taxes. Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event any withholding or deduction is required by law, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (iii) Lock-Up Agreement. Such Selling Shareholder will, during the relevant Lock-Up Period, to abide by the terms of the Lock-Up Agreement to which it is a party.
     (iv) Sales of Company Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of the Lock-Up Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, such Selling Shareholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended) has expired.
     (v) W-9 / W-8 Form. Such Selling Shareholder will procure delivery to the Representative on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     (vi) Deposit of Class A Ordinary Shares. Prior to the delivery of the Offered Securities on each Closing Date, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Class A Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the Offered Securities will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Class A Ordinary Shares and delivered to the Underwriters.

     (vii) Absence of Manipulation. Such Selling Shareholder will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.
     (viii) Material Event. Such Selling Shareholder will notify promptly the Company and the Representative if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Final Prospectus has been completed, as determined by the Representative, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Final Prospectus or the Registration Statements, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (ix) Others. Such Selling Shareholder will advise the Representative promptly and, if requested by the Representative, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of ADSs by the Selling Shareholder hereunder, of (A) any material change in the general affairs, management, financial condition, results of operations or prospects of the Company and the Subsidiaries, which has come to the attention of such Selling Shareholder, (B) any change in information contained in the Registration Statements, any Statutory Prospectus and any Issuer Free Writing Prospectus, if any, relating to such Selling Shareholder or (C) any new material information relating to the Company or relating to any matter stated in the Registration Statements, any Statutory Prospectus and any Issuer Free Writing Prospectus, if any, which has come to the attention of such Selling Shareholder.
     (x) Further Agreement. Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statements or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Offered Securities and the Offered Shares to be sold by such Selling Shareholder pursuant to this Agreement.
     (xi) Use of Proceeds. Such Selling Shareholder will not, directly or indirectly, use any of the proceeds it will receive from the sale of the Offered Securities contemplated hereby (A) to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any Person, targeted by the Sanctions, or (B) in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder, including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulations of the PRC Ministry of Commerce and the SAFE.
     6. Free Writing Prospectuses. Each of the Company and the Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the

Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Company and the Selling Shareholder represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433, applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company, the Controlling Person, and the Selling Shareholder herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company and the Selling Shareholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu CPA Ltd. in form and substance satisfactory to the Representative, to the effect set forth in Schedule E hereto.
     (b) Effectiveness of Registration Statements. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York City time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties, management, shareholders’ equity or prospects of the Company and the Subsidiaries, taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in the U.S., Hong Kong, the Cayman Islands, the PRC, or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension of or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of or limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. Federal, New York, Hong Kong, Cayman Islands, or PRC authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States, Hong Kong, the Cayman Islands, the PRC or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the Cayman Islands or the PRC, or the declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such event specified in this clause (vii) is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Opinion of U.S. Counsel for the Company and the Controlling Person. The Representative shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit B hereto.
     (e) Opinion of U.S. Counsel for the Selling Shareholder. The Representative shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Selling Shareholder, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit C hereto.
     (f) Opinion of Cayman Islands Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Maples & Calder, Cayman Islands counsel for the Company in form and substance satisfactory to the Representative, to the effect set forth in Exhibit D hereto.
     (g) Opinion of Local Counsel for Non-PRC Subsidiaries. The Representative shall have received an opinion, dated such Closing Date, of the counsel, in the respective jurisdiction of incorporation, for each Subsidiary of the Company incorporated outside of the PRC, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit E hereto.
     (h) Opinion of PRC Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Commerce and Finance Law Offices, PRC counsel for the Company, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit F hereto.
     (i) Opinion of Local Counsel for the Selling Shareholder. The Representative shall have received an opinion, dated such Closing Date, of the counsel, in the respective jurisdiction of incorporation, for the Selling Shareholder, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit G hereto.
     (j) Opinion of U.S. Counsel for the Underwriters. The Representative shall have received from Sullivan & Cromwell LLP, U.S. counsel for the Underwriters, such opinion and letter, dated such Closing Date, with respect to such matters as the Representative may reasonably require and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell LLP may rely as to all matters governed by (A) PRC law upon the opinion of King & Wood, PRC Lawyers, referred to below and (B) Cayman Islands law upon the opinion of Maples & Calder, referred to above.
     (k) Opinion of PRC Counsel for the Underwriters. The Representative shall have received from King & Wood, PRC Lawyers, PRC counsel for the Underwriters, such opinion, dated such Closing Date, with respect to such matters as the Representative may require and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (l) Opinion of Depositary’s Counsel. The Representative shall have received an opinion, dated such Closing Date, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Depositary, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit H hereto.
     (m) Officer’s and Controlling Person’s Certificates. The Representative shall have received (A) certificates, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best of their knowledge and after reasonable investigation, is contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111; subsequent to the end of the period covered by the latest audited financial statements included in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties, management, shareholders’ equity or prospects of the Company and the Subsidiaries taken as a whole; and as to other matters as the Representative may reasonably request; and (B) certificate(s), dated such Closing Date, of the Controlling Person, in which such person shall state that: the representations and warranties of the Controlling Person in this Agreement are true and correct; the Controlling Person has complied with all agreements and satisfied all conditions on his part to be performed or satisfied hereunder at or prior to such Closing Date; and as to other matters as the Representative may request.
     (n) Selling Shareholder’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an authorized representative of the Selling Shareholder in which such authorized representative shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and as to other matters as the Representative may request.
     (o) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received a Lock-Up Agreement from each of the Lock-Up Parties.
     (p) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate, satisfactory to the Representative, of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may request.
     (q) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.
     (r) Execution of Custody Agreement. The Custody Agreement shall have been executed by the Selling Shareholder or Attorney-in-Fact on behalf of the Selling Shareholder and certificates in negotiable form representing all of the Offered Shares on such Closing Date by the Selling Shareholder shall have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Shareholder to the Custodian, at or prior to the date at least one business day prior to such Closing Date.
     (s) Form 1099. The Custodian shall have delivered to the Representative a letter stating that it will deliver to the Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.
     (t) Form W-9 / W-8. On or prior to the First Closing Date, the Representative shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by the Selling Shareholder.
     (u) Listing. The Offered Securities shall have been duly approved, subject to notice of issuance, for listing on the Nasdaq Global Market.
     (v) Eligibility for Clearance and Settlement. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.
     (w) No Objection to Filing. No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statements, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representative shall have objected in writing.
     (x) No Adverse PRC Regulatory Development. There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the reasonable judgment of the Representative would make it inadvisable to proceed with the public offering or the delivery of the Offered Securities and the Offered Shares being delivered on such Closing Date on the terms and in the manner contemplated in this Agreement.
     (y) No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     The Company, the Controlling Person and the Selling Shareholder will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may, in its sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of the Underwriters by the Company and the Controlling Person. The Company and the Controlling Person will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus as of any time, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Controlling Person will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the aggregate liability of the Controlling Person under this Section 8(a) shall in no event exceed the proceeds (after deducting underwriting discounts and commissions and any offering expenses)

to be received by the Controlling Person (including the Selling Shareholder) from the sale of the Offered Securities hereunder.
     The Company and the Controlling Person will, jointly and severally, indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed ADSs that the Participant agreed to purchase; or (C) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.
     (b) Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder will, severally and not jointly, indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus as of any time, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d),or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further that the liability of the Selling Shareholder under this subsection (b) shall not exceed the aggregate proceeds received, before deducting underwriting commissions and discounts and offering expenses, from the sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement.
     (c) Indemnification of the Company and the Selling Shareholder. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus as of any time, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph, sales to discretionary accounts appearing in the seventh paragraph and information contained in the fourteenth and fifteenth paragraphs discussing possible stabilization measures, in the section entitled “Underwriting”.
     (d) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Controlling Person and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, the Controlling Person and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Controlling Person and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Controlling Person and the Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Controlling Person and the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, the Controlling Person or the Selling Shareholder, except as provided in Section 10 hereof (provided that if such default occurs with respect to the Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Controlling Person, of the Selling Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Controlling Person, the Selling

Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for the expenses paid on behalf of the Company (and the Selling Shareholder, as applicable) pursuant to Subsection 5(a)(viii) and 50% of the documented legal fees and disbursements of U.S. and PRC counsel to the Underwriters actually incurred by them in connection with the offering of the Offered Securities; provided that the Representative shall use their commercially reasonable efforts to negotiate an incomplete deal discount (also known as a “busted deal discount”). For the avoidance of doubt, the Company shall not be responsible for any expenses or reimbursements to the Representative or any Underwriters other than the expenses paid on behalf of the Company (and the Selling Shareholder, as applicable) pursuant to Section 5(a)(viii), if the transactions contemplated by this Agreement are consummated pursuant to the terms and conditions hereunder. The respective obligations of the Company, the Selling Shareholder and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered by hand or sent via facsimile and confirmed to the Representative at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, U.S.A., Attention: LCD-IBD, or, if sent to the Company, the Controlling Person or the Selling Shareholder, will be mailed, delivered by hand or sent via facsimile and confirmed to it at 26th Floor, Oriental Media Center, 4 Guanghua Road, Chaoyang District, Beijing 100026, People’s Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered by hand or sent via facsimile and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. Each of the Company, the Controlling Person and the Selling Shareholder acknowledges and agrees that:
     (a) No Other Relationship. The Representative has been retained solely to act as an underwriter in connection with the sale of Offered Securities and the Offered Shares and that no fiduciary, advisory or agency relationship between the Company, the Controlling Person and/or the Selling Shareholder, on the one hand and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company, the Controlling Person or the Selling Shareholder on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company, the Controlling Person and the Selling Shareholder following discussions and arms-length negotiations with the Representative and the Company, the Controlling Person and the Selling Shareholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) Absence of Obligation to Disclose. The Company, the Controlling Person and the Selling Shareholder have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, of the Controlling Person and of the Selling Shareholder and that the Representative has no obligation to disclose such interests and transactions to the Company, the Controlling Person or the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. Each of the Company, the Controlling Person and the Selling Shareholder waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in its right, including its respective shareholders, employees or creditors.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     17. Each of the Company, the Controlling Person and the Selling Shareholder hereby submits to the non-exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Controlling Person and the Selling Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in a New York Court and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company, the Controlling Person and the Selling Shareholder irrevocably appoints CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, U.S.A., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent, and written notice of said service to the Company, the Controlling Person or the Selling Shareholder by the person serving the same to the address provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Company, the Controlling Person or the Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company, the Controlling Person and the Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each of the Company, the Controlling Person and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. The obligation of the Company, the Controlling Person and the Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company, the Controlling Person and the Selling Shareholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, the Controlling Person and the Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.
[Signature Pages to Follow]

     If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Controlling Person, the Selling Shareholder and the several Underwriters in accordance with its terms.

Very truly yours, Charm Communications Inc.
By:
Name:
Title:

Mr. He Dang

The Selling Shareholder named in Schedule B attached hereto
By:
Name:
Attorney-in-Fact for and on behalf of the Selling Shareholder named in Schedule B attached hereto

[UA Signature Part 1]

The foregoing Underwriting Agreement is hereby
    confirmed and accepted as of the date first
    above written.
Acting on behalf of itself and as the
    Representative of the several
    Underwriters

By Credit Suisse Securities (USA) LLC
By:
Name:
Title:
[UA Signature Part 2]

SCHEDULE A

Number of
Optional
Securities if
	Number of	Maximum
Underwriters	Firm Securities	Option Exercised
Credit Suisse Securities (USA) LLC	[•]	[•]
Oppenheimer & Co. Inc.	[•]	[•]
Piper Jaffray & Co.	[•]	[•]
Total	7,812,500	1,171,875

SchA-1

SCHEDULE B

		Number of
		Optional
		Securities if
	Number of	Maximum Option
	Firm Securities	Exercised
The Company
Charm Communications Inc.	7,812,500	—
Selling Shareholder
Merry Circle Trading Limited	—	1,171,875

Total	7,812,500	1,171,875

SchB-1

SCHEDULE C
1. General Use Free Writing Prospectuses (included in the General Disclosure Package)
          “General Use Issuer Free Writing Prospectus” includes each of the following documents:
          [•]
2. Other Information Included in the General Disclosure Package
          The following information is also included in the General Disclosure Package:
          1. The initial price to the public of the Offered Securities.
          2. [list other information]
SchC-1

SCHEDULE D
LIST OF SUBSIDIARIES

Wholly-Owned Subsidiaries	Jurisdiction of Incorporation

Movie-Forward Ltd.	British Virgin Islands
Charm Hong Kong Limited	Hong Kong
Nanning Jetlong Technology Co., Ltd.	PRC
Media Port Holdings Ltd.	British Virgin Islands

Partially-Owned Subsidiaries

Posterscope (Hong Kong) Limited	Hong Kong
Beijing Vizeum Advertising Co., Ltd.	PRC

Affiliated Consolidated Entities

Beijing Xingyang Advertising Co., Ltd.	PRC
Xinyang Heli Advertising Co., Ltd.	PRC
Xinxin Charm Advertising Co., Ltd.	PRC
Yida Charm Advertising Co., Ltd.	PRC
Shidai Charm Advertising Co., Ltd.	PRC
Ruiyi Youshi Advertising Co., Ltd.	PRC
Shanghai Haobangyang Advertising Co., Ltd.	PRC
Hubei Haobangyang Advertising Co., Ltd.	PRC
Qinghai Xstars Media Co., Ltd.	PRC
Qinghai Charm Advertising Co., Ltd.	PRC
SchD-1

SCHEDULE E
FORMS OF COMFORT LETTER
SchE-1

SCHEDULE F
LIST OF LOCK-UP PARTIES
Directors and Executive Officers
He Dang
Andrew J. Rickards
J. Patrick Ståhle
Zhan Wang
Lee Li
Wei Zhou
Kun Xiao
Amy Peng
Weimin Li
Shareholders
Merry Circle Trading Limited
Honor Idea Limited
Chaview Investments Limited
Aegis Media Pacific Ltd.
SchF-1

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
Charm Communications Inc.
LOCK-UP AGREEMENT
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
U.S.A.
As the Representative of the several Underwriters named in
Schedule A attached to the Underwriting Agreement
[•], 2010
Ladies and Gentlemen:
     The undersigned, [a shareholder and/or an officer and/or a director and/or a director appointee] of Charm Communications Inc., a limited liability company incorporated under the laws of the Cayman Islands (the “Company”), understands that Credit Suisse Securities (USA) LLC (the “Representative”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company, He Dang and the selling shareholders (the “Selling Shareholders”) listed in Schedule B to the Underwriting Agreement providing for the public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing the Class A ordinary shares of the Company, par value US$0.0001 per share (the “Class A Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-165987) and a Registration Statement on Form F-6 (File No. 333-166134) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).
     In recognition of the benefit that the Offering will confer upon the undersigned as [a shareholder and/or an officer and/or a director and/or a director appointee of the Company] and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, make any short sale of, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (collectively, “Transfer”), (A) any Class A Ordinary Shares or ADSs, (B) securities of the Company that are substantially similar to the Class A Ordinary Shares or ADSs or (C) any securities convertible into or exercisable or exchangeable for the Class A Ordinary Shares or ADSs or securities of the Company that are substantially similar to the Class A Ordinary Shares or ADSs, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Lock-Up Securities”), or enter into a transaction which would have the same effect, (ii) enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of any Lock-Up Securities, in cash or otherwise, (iii) demand the filing of a registration statement pursuant to a shareholders’ agreement or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement.
ExhA-1

     Notwithstanding the second paragraph of this Lock-Up Agreement, the sale of Class A Ordinary Shares in the form of ADSs by the Selling Shareholders under the Underwriting Agreement in the Offering shall not be deemed a Transfer for purposes of this Lock-Up Agreement.
     Notwithstanding the second paragraph of this Lock-Up Agreement and subject to the conditions below, the undersigned may transfer the Lock-Up Securities, as set forth in (i) through (iii) below, without the prior written consent of the Representative; provided that (A) the Representative receives a signed Lock-Up Agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be and (B) the undersigned does not voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period if such transfers are not required to be reported with the SEC:
     (i) a bona fide gift or gifts by an individual to a donee; or
     (ii) to any trust solely for the benefit of the undersigned or the immediate family members of the undersigned for no value or consideration; or
     (iii) to the immediate family members or the affiliates of the undersigned (as the case may be) for no value or consideration.
     Notwithstanding the foregoing, if (A) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (B) prior to the expiration of the initial Lock-Up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the material news or the occurrence of the material event, as applicable, unless the Representative waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the undersigned at the undersigned’s address disclosed in the Final Prospectus of the Offering (or, if no such address is disclosed, the address of the undersigned provided below). The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give prior notice thereof to the Company and to the Representative and will not consummate such transaction or take any such action unless it has received written confirmation from the Company or the Representative that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before such offering, except for any such rights as have been heretofore duly exercised.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Agreement except in compliance with the foregoing restrictions.
     This Lock-Up Agreement shall terminate automatically if (i) the Company and the Representative agree in writing not to proceed with the Offering, (ii) the Registration Statement filed with the SEC with respect to the Offering is withdrawn, or (iii) the Underwriting Agreement has been terminated prior to the purchase of the Offered Securities by the Underwriters.
     This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
ExhA-2

     Terms used in this Lock-Up Agreement but no defined shall have the same meanings as assigned to them under the Underwriting Agreement.

Very truly yours,

(Name)

(Address)

ExhA-3